Filed Pursuant to Rule 424(b)(7)
Registration No. 333-280758

Prospectus Supplement
(To Prospectus dated July 22, 2024)

KAROOOOO LTD.

Ordinary Shares

The selling shareholder identified in this prospectus supplement is offering 1,500,000 ordinary shares of Karooooo Ltd. We are not selling any ordinary shares included in this prospectus supplement and will not receive any of the proceeds from the sale of any ordinary shares by the selling shareholder pursuant to this prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KARO.”  The closing price of the ordinary shares on Nasdaq on June 10, 2025 was $59.97 per share.

The selling shareholder named in this prospectus has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 225,000 additional ordinary shares.

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and Foreign Private Issuer” in this prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$50.00	$75,000,000
Underwriting discount and commission(1)	$2.50	$3,750,000
Proceeds to selling shareholder, before expenses	$47.50	$71,250,000

____________

(1)      See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

Delivery of the ordinary shares is expected to be made on or about June 13, 2025.

UBS Investment Bank	William Blair	Standard Bank
Raymond James	Needham & Company	Roth Capital Partners

Prospectus Supplement dated June 11, 2025

____________________

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form F-3 that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholder may sell its ordinary shares in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference in the registration statement, provides more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference” in the accompanying prospectus before investing in our ordinary shares.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the registration statement) the statement in the document having the later date modifies or supersedes the earlier statement.

None of we, the selling shareholder or the underwriters has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We, the selling shareholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates, and any information we, the selling shareholder and the underwriters have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of the ordinary shares.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful or in any jurisdiction where offers or sales are not permitted.

For investors outside the United States: None of we, the selling shareholder or any of the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Karooooo,” the “Company,” the “Group,” “we,” “our,” “ours,” “us” or similar terms refer to Karooooo Ltd. and its subsidiaries.

S-ii

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA:    The ordinary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

Market and Industry Data

Certain market data and forecasts used throughout this prospectus supplement were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in the registration statement.

S-iv

Trademarks

In our key markets, we have rights to use, or hold, certain trademarks relating to Cartrack, or the respective applications for trademark registration are underway. We do not hold or have rights to any other additional patents, trademarks or licenses, that, if absent, would have had a material adverse effect on our business operations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is the property of its respective holder.

S-v

Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the risks of investing in our ordinary shares discussed under the heading “Risk Factors” contained in this prospectus supplement and under similar headings in the accompanying prospectus and in the documents incorporated by reference herein and therein before deciding to invest in our securities.

Overview

We provide a leading operations management SaaS platform that maximizes the value of operations and workflow data by providing insightful real-time data analytics to thousands of enterprise customers. Our platform simplifies decision-making by seamlessly unifying and contextualizing data from a wide range of sources, including original equipment manufacturer (“OEM”) devices and proprietary devices, as well as open application programming interfaces (“APIs”). By consolidating business operations into a single, centralized hub, we enable our customers to overcome complex operational challenges related to safety, compliance, productivity, service delivery, cost control, fuel management, maintenance, routing, resource allocation, and workforce retention.

Our business is vertically integrated, which affords us complete autonomy with regards to the development of the capabilities and features that differentiate our applications as well as the speed of our innovation. Since we own and control almost every aspect of our most advanced smart device design, platform innovation and software application development, client acquisition and onboarding, customer service and the management of our back-end support, we are able to move quickly without any significant third-party dependencies and inefficiencies.

Our proprietary SaaS platform acts as a central nervous system for connected vehicles and other mobile assets, such as construction equipment, generators, refrigeration units, trailers and boats. Our platform collects, processes, and analyzes data via two-way communication with our proprietary hardware technology or third-party devices in each vehicle or other asset, providing our users with visibility into their fleets from a single, user friendly interface with reporting and tracking capabilities that deliver actionable insights in real-time. Our intuitive web-based applications provide a comprehensive set of software features for managing fleets and related workforces without the need for customers to incur upfront information technology costs and include advanced functionality such as real-time high speed video streaming.

We provide customers with the flexibility to deploy our solutions across a range of vehicles, including electric vehicles, and other assets and to use our platform alone or in conjunction with the systems of OEMs and other third parties. We are committed to the continued enhancement of our customer experience and retention by driving innovation in the platform, adding functionality, new software features and integration with OEM solutions. The benefits of our platform to our customers include increased productivity, efficiency, sustainability, and regulatory compliance. We empower our customers, which range from consumers to large enterprise fleets, with actionable intelligence to enhance profitability, better serve their customers, and strengthen safety and security.

Company and Corporate Information

Karooooo Ltd. was incorporated in Singapore on May 19, 2018 as Karooooo Pte. Ltd., a private limited company (Company Registration No. 201817157Z) under the Companies Act 1967 of Singapore (the “Singapore Companies Act”). On February 22, 2021, we converted Karooooo Pte. Ltd. from a Singapore private limited company to Karooooo Ltd., a Singapore public limited company. Our principal executive office is our premises at 1 Harbourfront Avenue, Keppel Bay Tower #14-07, Singapore 098632. Our telephone number at this location is +65 6255 4151. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our principal website is www.karooooo.com. The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be a part of this prospectus supplement or in deciding whether to purchase our ordinary shares.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) February 28, 2027; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior August 31. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein may be different than the information you receive from other public companies in which you hold equity securities.

The Offering

The summary below contains basic information about this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the full text and more specific details contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Karooooo Ltd.
Selling shareholder	Isaias (Zak) Jose Calisto. See “Selling Shareholder.”
Number of ordinary shares offered by the selling shareholder	1,500,000 ordinary shares.
Option to purchase additional ordinary shares from the selling shareholder

Up to 225,000 ordinary shares at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Ordinary Shares outstanding before and immediately after the offering	30,893,300 ordinary shares.
Use of proceeds

The selling shareholder will receive all of the net proceeds from the sale of ordinary shares in this offering. We will, however, bear the costs associated with the sale of ordinary shares by the selling shareholder, other than any underwriting discounts and commissions, which will be borne by the selling shareholder. See “Use of Proceeds” and “Underwriting.”

Risk factors

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KARO.”

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Item 3.D. Key Information — Risk Factors” in our most recent Annual Report on Form 20-F (our “Annual Report”), and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to Our Business

For general risks related to our business, operations and industry, please refer to the risk factors described under “Item 3.D. Key Information — Risk Factors” in our Annual Report.

Risks Relating to Our Ordinary Shares and the Offering

For risks related to our ordinary shares, please refer to the risk factors described under “Item 3.D. Key Information — Risk Factors — Risks Relating to Our Ordinary Shares” in our Annual Report in addition to the risk factors included below.

The offering price will be determined by the selling shareholder and does not necessarily indicate the actual or market value of our ordinary shares.

The selling shareholder and the underwriters will negotiate to determine the public offering price, which will not necessarily indicate the actual or market value of our ordinary shares. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You may not be able to resell your shares at or above this offering price, or at all.

Our shareholders currently have limited or no liquidity in our shares.

As of June 10, 2025, the selling shareholder and Juan Marais, the Chief Sales Officer of the Company, beneficially own an aggregate of 22,668,751 shares or 73.38% of the issued and outstanding shares of the Company. As long as the selling shareholder and Juan Marais continue to own a significant percentage of our outstanding ordinary shares, this concentrated ownership and influence could discourage potential investors from seeking to acquire ordinary shares and, as a result, the market price of our ordinary shares may be negatively impacted and you may not be able to resell your shares at or above market prices, or at all.

Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to experience significant volatility and/or decline.

Each of the selling shareholder and Juan Marais has the ability to sell a substantial number of ordinary shares. We have filed a registration statement on Form F-3 pursuant to which the selling shareholder may offer and resell up to 6,000,000 ordinary shares, and the selling shareholder is offering to sell a portion of such ordinary shares in this offering. Sales of substantial amounts of our ordinary shares in the public market, the disclosure of any future sales or the perception that these sales may occur, including by these shareholders, has in the past caused, and could in the future cause the market price of our ordinary shares to decline. A decline in the price of our ordinary shares may also impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities.

Moreover, we have entered into a registration rights agreement pursuant to which we have granted demand and piggyback registration rights to the selling shareholder. See “Selling Shareholder — Material Relationships with the Selling Shareholder — Registration Rights Agreement” in the accompanying prospectus.

Under certain attribution rules, our non-U.S. subsidiaries are expected to be treated as controlled foreign corporations for U.S. federal income tax purposes, and, as a result, there could be adverse U.S. federal income tax consequences to U.S. investors that own our shares (directly or indirectly) and are treated as “Ten Percent Shareholders.”

Certain “Ten Percent Shareholders” (as defined below) in a non-U.S. corporation that is a controlled foreign corporation (a “CFC”) for U.S. federal income tax purposes generally are required to include in income for U.S. federal income tax purposes their pro rata share of the CFC’s “Subpart F income,” investment of earnings in U.S. property and “global intangible low taxed income,” even if the CFC has made no distributions to its shareholders. A non-U.S. corporation generally will be a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly, indirectly or constructively (through attribution), more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the U.S. Internal Revenue Code of 1986, as amended) that owns directly or indirectly, or is considered to own constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% or more of the total value of the stock of such corporation. We believe we are not a CFC and we do not expect to be a CFC in the foreseeable future. However, the determination of CFC status is complex and includes certain “downward attribution” rules pursuant to which our non-U.S. subsidiaries are expected to be treated as constructively controlled by our U.S. subsidiaries and therefore our non-U.S. subsidiaries are expected to be treated as CFCs. We do not intend to provide information to Ten Percent Shareholders that may be required in order for those shareholders to properly report their U.S. taxable income with respect to our or our subsidiaries’ operation. Prospective investors that may be or become Ten Percent Shareholders who directly or indirectly own our shares should consult their tax adviser with respect to the potential adverse tax consequences of investing in us.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements are based on our beliefs and assumptions and on information currently available to us, and include, without limitation, statements regarding our business, financial condition, strategy, results of operations, certain of our plans, objectives, assumptions, expectations, prospects and beliefs and statements regarding other future events or prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “estimate,” “predict,” “potential,” “assume,” “continue,” “may,” “will,” “should,” “could,” “shall,” “risk” or the negative of these terms or similar expressions that are predictions of or indicate future events and future trends.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference in this prospectus supplement and the accompanying prospectus include, but are not limited to, the risks described under the heading titled “Risk Factors” in our Annual Report, subsequent quarterly reports on Form 6-K and other filings with the SEC. For example, factors that could cause actual results to vary from projected results include, but are not limited to:

•        our ability to acquire new customers and retain existing customers;

•        our expectations regarding the effects of a pandemic or widespread outbreak of an illness, the Russia-Ukraine conflict, conflict in the Middle East, political and economic uncertainty in Mozambique, geopolitical tensions involving China and similar macroeconomic events, including financial distress caused by recent or potential bank failures, global supply chain challenges, foreign currency fluctuations, elevated inflation and interest rates, shifting trade policies and monetary policy changes, upon our and our customers’ and partners’ respective businesses;

•        our anticipated growth strategies, including our ability to increase sales to existing customers, the introduction of new solutions and international expansion;

•        our ability to adapt to rapid technological change in our industry;

•        our dependence on cellular networks;

•        competition from industry consolidation;

•        market adoption of software-as-a-service (“SaaS”) fleet management platform;

•        automotive market conditions and the evolving nature of the automotive industry towards autonomous vehicles;

•        expected changes in our profitability and certain cost or expense items as a percentage of our revenue;

•        our dependence on certain key suppliers and vendors;

•        our ability to maintain or enhance our brand recognition;

•        our ability to maintain our key personnel or attract, train and retain other highly qualified personnel;

•        the impact and evolving nature of laws and regulations relating to the internet, including cybersecurity and data privacy;

•        our ability to protect our intellectual property and proprietary technologies and address any infringement claims;

•        significant disruption in service on, or security breaches of, our websites or computer systems;

•        dependence on third-party technology and licenses;

•        fluctuations in the value of the South African rand and inflation rates in the countries in which we conduct business;

•        our ability to access the capital markets in the future; and

•        other risk factors discussed under the heading “Risk Factors” in our filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Use of Proceeds

We will not receive any proceeds from the sale of any ordinary shares by the selling shareholder. We will, however, bear the costs associated with the sale of ordinary shares by the selling shareholder, other than any underwriting discounts and commissions, which will be borne by the selling shareholder. See “Underwriting.”

Selling Shareholder

Based solely upon information furnished to us, the table below lists the selling shareholder and other information regarding the beneficial ownership of ordinary shares by the selling shareholder as of June 10, 2025, before and after giving effect to this offering. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares.

			Without Option			With Option
	Shares Beneficially Owned Prior to This Offering		Shares Being Sold in This Offering	Shares Beneficially Owned After This Offering		Shares Being Sold in This Offering	Shares Beneficially Owned After This Offering
	Number	Percent	Number	Number	Percent	Number	Number	Percent
Selling Shareholder:
Isaias (Zak) Jose Calisto(1)	19,417,958	62.85%	1,500,000	17,917,958	58.00%	1,725,000	17,692,958	57.27%

____________

(1)      Mr. Calisto beneficially owns 19,417,958 shares, or 62.85% of the 30,893,300 ordinary shares issued and outstanding as of the date of this prospectus supplement. In addition, Juan Marais, the Chief Sales Officer of the Company, is the beneficial owner of 3,250,793 shares, or 10.52% of the issued and outstanding shares of the Company, through One Spire (Pty) Ltd. Mr. Calisto and One Spire (Pty) Ltd. have agreed that if Mr. Calisto’s beneficial ownership falls to below 51% of the issued and outstanding shares of the Company, then One Spire (Pty) Ltd. will cast all votes in respect of the ordinary shares that One Spire (Pty) Ltd. beneficially owns as directed by Mr. Calisto. As a result, in accordance with the rules of the SEC, One Spire (Pty) Ltd.’s 3,250,793 shares may be deemed to be beneficially owned by Mr. Calisto. Therefore, Mr. Calisto may be deemed to beneficially own 22,668,751 shares or 73.38% of the issued and outstanding shares of the Company. Mr. Calisto disclaims beneficial ownership of One Spire (Pty) Ltd.’s 3,250,793 ordinary shares. After completion of the offering, Mr. Calisto expects to transfer approximately 14 million shares to a trust for the benefit of his family members in the near-term future, while retaining voting power over such shares.

See “Material Relationships with the Selling Shareholder” in the accompanying prospectus for more information.

Tax Considerations

The following are material Singaporean, South African and U.S. federal income tax considerations relevant to an investment in our ordinary shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Singaporean, South African, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our ordinary shares in their particular circumstances. To the extent that the discussion relates to matters of Singaporean tax law, it represents the opinion of Allen & Gledhill LLP, our Singaporean counsel. To the extent that it relates to matters of South African tax law, it represents the opinion of ENSafrica, our South African counsel.

Singaporean Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which changes could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our ordinary shares or of any person acquiring, selling or otherwise dealing with our ordinary shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our ordinary shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our ordinary shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our ordinary shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our ordinary shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our ordinary shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of our ordinary shares.

Individual Income Tax

An individual is a tax resident in Singapore in a year of assessment if, in the preceding year, he was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he resides in Singapore.

Individual taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore. All foreign-sourced income received in Singapore on or after January 1, 2004 by a Singapore tax resident individual (except for income received through a partnership in Singapore) is exempt from Singapore income tax if the Comptroller of Income Tax in Singapore (“Comptroller”) is satisfied that the tax exemption would be beneficial to the individual. A Singapore tax resident individual is taxed at progressive rates ranging from 0% to 24%.

Non-resident individuals, subject to certain exceptions and conditions, are subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 24%.

Corporate Income Tax

A corporate taxpayer is regarded as resident in Singapore for Singapore tax purposes if the control and management of its business is exercised in Singapore.

Corporate taxpayers who are Singapore tax residents are subject to Singapore income tax on income accruing in or derived from Singapore and, subject to certain exceptions, on foreign-sourced income received or deemed to be received in Singapore. Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by Singapore tax resident companies on or after June 1, 2003 are exempt from tax if certain prescribed conditions are met, including the following:

(i)     such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received; and

(ii)    at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%.

Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore (“IRAS”) with respect to such conditions.

A non-resident corporate taxpayer is subject to income tax on income that is accrued in or derived from Singapore, and on foreign-sourced income received or deemed received in Singapore, subject to certain exceptions.

The corporate tax rate in Singapore is currently 17%. In addition, three-quarters of up to the first S$10,000 of a company’s annual normal chargeable income, and one-half of up to the next S$190,000, is exempt from corporate tax from the year of assessment (“YA”) 2020 onwards. The remaining chargeable income (after the tax exemption) will be fully taxable at the prevailing corporate tax rate.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of up to the first S$100,000 of a company’s annual normal chargeable income, and one-half of up to the next S$100,000, a year for each of the company’s first three YAs from YA 2020 onwards. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate.

Dividend Distributions

All Singapore-resident companies are currently under the one-tier corporate tax system (“one-tier system”).

Dividends received in respect of our ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore withholding tax, on the basis that we are a tax resident of Singapore and under the one-tier system.

Under the one-tier system, the tax on corporate profits is final and dividends paid by a Singapore resident company are tax exempt in the hands of a shareholder, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Ordinary Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our ordinary shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the IRAS regards as the carrying on of a trade or business in Singapore. In any event, gains arising from the disposal of our ordinary shares by a non-resident person that does not carry on any trade or business in Singapore and does not have any permanent establishment in Singapore for Singapore tax purposes should not be subject to tax in Singapore where such gains are not received or deemed to be received in Singapore.

Holders of our ordinary shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our ordinary shares is made.

Holders of our ordinary shares who may be subject to this tax treatment should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our ordinary shares.

Stamp Duty

There is no stamp duty payable on the subscription for our ordinary shares.

Where our ordinary shares evidenced in certificated form are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for, or market value of, our ordinary shares, whichever is higher.

Stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is generally payable on the acquisition of our ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore.

On the basis that any transfer instruments in respect of any interests in our ordinary shares (whether traded on Nasdaq or JSE) are executed outside Singapore for registration in our share register(s) and/or administrative depositary register(s) (including branch register(s) of members) maintained in the United States and/or South Africa, no stamp duty should be payable in Singapore on such transfers to the extent that the instruments of transfer (including electronic instruments) are not received in Singapore and all electronic records and any information relating to such transfers are not electronically received by persons in Singapore, stored on any server or device in Singapore or made accessible to any person in Singapore.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Goods and Services Tax (“GST”)

The sale of our ordinary shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making an exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our ordinary shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business may be fully recoverable from the Singapore Comptroller of GST. Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our ordinary shares.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our ordinary shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our ordinary shares will be subject to GST at the standard rate of 9.0%. Similar services rendered by a GST registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

South African Tax Considerations

The following summary describes the principal South African income tax considerations generally applicable to the acquisition, holding and disposal of the Company’s ordinary shares.

This summary is based on the current provisions of the South African Income Tax Act No. 58 of 1962 (“Income Tax Act”), and the prevailing practice adopted by the South African Revenue Service (“SARS”), published in writing prior to the date hereof. This summary does not consider legislative proposals to amend the Income Tax Act. This summary is of a general nature only and is not intended to be legal or tax advice to any particular shareholder. This summary is not exhaustive of all South African income tax considerations. Accordingly, shareholders should consult their own tax advisors as to the tax consequences under the tax laws of the country of which they are resident or otherwise subject to tax.

The term “Regulated Intermediary” means a regulated intermediary as contemplated in section 64D of the Income Tax Act.

For tax years ending before March 31, 2023, the Corporate Income Tax rate applicable to the corporate income of both resident and non-resident companies is 28%. This rate was reduced to 27% with effect for years of assessment ending on or after March 31, 2023. Individuals are taxed according to a sliding scale.

SA Tax Resident Shareholders

South African dividends tax at 20% will be withheld on any cash dividends declared and paid by the Company to SA Tax Resident Shareholders holding Company ordinary shares listed on the JSE, subject to any applicable exemptions that may apply.

No South African dividends tax will be withheld on any cash dividends declared and paid by the Company to SA Tax Resident Shareholders holding Company ordinary shares through DTC. Such dividends will be subject to income tax in South Africa in the hands of the SA Tax Resident Shareholders, unless a relevant exemption applies.

The Company will meet the definition of a controlled foreign company (“CFC”) for purposes of the Income Tax Act where more than 50% of the participation rights/voting rights in the Company are directly or indirectly held/exercisable by SA Tax Residents (not being headquarter companies) who each hold 5% or more of the Participation rights in the Company.

The Company’s ordinary shares are not held more than 50% by SA Tax Resident ordinary shareholders and thus the Company is not currently a CFC.

The shareholder base of the Company may vary over time. Where the Company achieves CFC status in future, only those SA Tax Resident Shareholders holding, alone or together with any connected person, 10% or more of the Company’s ordinary shares must include in their taxable income (i.e. impute) an amount equal to the “net income” of the Company multiplied by such shareholder’s proportion of participation rights held in the Company. Highly taxed income or certain classes of income may benefit from an exemption or exclusion from “net income”.

SA Tax Resident Shareholders who, together with connected persons, will acquire more than 10% of the Company’s ordinary shares in future are advised to obtain tax advice regarding whether they will have a South African tax exposure as a result of the Company potentially being a CFC as at that date, having regard to the Company’s shareholder base as at that point in time.

SA Tax Resident Shareholders that dispose of their Company ordinary shares will be subject to either income tax (in the case of share dealers) or capital gains tax (in the case of capital investors).

Where a natural person or trust holds Company ordinary shares on the JSE and such shares are transferred and subsequently registered through the DTC, such person will be treated as having disposed of and reacquired such shares at market value on the day on which such shares are registered through the DTC.

Non-SA Tax Resident Shareholders

No South African dividends tax will be withheld on any cash dividends declared and paid by the Company to Non-SA Tax Resident Shareholders (i.e. shareholders of the Company who are not subject to income tax in South Africa on their worldwide income) holding Company ordinary shares. Where such shares are registered on the JSE, a specific exemption from dividends tax is applicable, provided that the Non-SA Tax Resident Shareholder has submitted the prescribed information to their Regulated Intermediary or the Company as required in terms of section 64G(2)(a) prior to payment of the relevant cash dividend. Where such shares are registered through the DTC, South African dividends tax is not applicable.

Non-SA Tax Resident Shareholders that dispose of their Company ordinary shares registered on the JSE or through the DTC will not be subject to capital gains tax (in the case of capital investors) in South Africa provided that the Company ordinary shares are not attributable to a permanent establishment of the Non-SA Tax Resident Shareholder in South Africa.

Where the Non-SA Tax Resident Shareholders are share dealers, no income tax will be payable on disposal of their Company ordinary shares registered on the JSE or through the DTC provided that the Company ordinary shares are not attributable to a permanent establishment of the Non-SA Tax Resident shareholder in South Africa.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the “U.S. Holders” described below of owning and disposing of ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to hold ordinary shares.

This discussion applies only to a U.S. Holder that acquires ordinary shares in this offering and holds the ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including any minimum tax or Medicare contribution tax considerations, or consequences applicable to U.S. Holders subject to special rules, such as:

•        certain financial institutions;

•        dealers or traders in securities that use a mark-to-market method of tax accounting;

•        persons holding ordinary shares as part of a straddle, integrated or similar transaction;

•        persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•        entities classified as partnerships for U.S. federal income tax purposes and their partners;

•        tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•        expatriates and former citizens or long-term residents of the United States;

•        persons that own or are deemed to own 10% or more of our stock by voting power or value; or

•        persons holding ordinary shares in connection with a trade or business outside the United States.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in ordinary shares and their partners should consult their tax advisers as to their particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

As used herein, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of ordinary shares and:

•        a citizen or individual resident of the United States;

•        a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal tax laws other than income tax laws (such as U.S. federal estate or gift tax laws). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.

This discussion assumes that sales or dispositions of our ordinary shares will not be subject to any non-U.S. tax. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of the imposition of any non-U.S. taxes on dispositions of our ordinary shares in general and in their particular circumstances.

Except as described below under “— Passive Foreign Investment Company Rules,” this discussion assumes that we are not, and will not be, a passive foreign investment company (a “PFIC”) for any taxable year.

Taxation of Distributions

Distributions paid on our ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, U.S. Holders generally should expect that distributions will be treated as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations (including a minimum holding period requirement), dividends paid by “qualified foreign corporations” to certain non-corporate U.S. investors are taxable at a preferential rate applicable to long-term capital gains. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on certain U.S. securities markets, such as the Nasdaq. The preferential rate does not apply if the non-U.S. corporation is a PFIC for the year the dividend is paid or the preceding year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the preferential rate and any limitations that may apply in their particular circumstances.

Dividends will be included in a U.S. Holder’s income on the date of receipt. The amount of any dividend income paid in a currency other than the U.S. dollar will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Dividends will be treated as foreign-source income for foreign tax credit purposes, which may be relevant to U.S. Holders in calculating their foreign tax credit limitation. Foreign currency gain or loss generally will be treated as U.S.-source income or loss for foreign tax credit purposes.

As described under “Tax Considerations — Singaporean Tax Considerations — Dividend Distributions” and “Tax Considerations — South African Tax Considerations — Non-SA Tax Resident Shareholders,” Singapore and South Africa generally do not impose withholding taxes on dividends paid by the Company on ordinary shares held through DTC (and in the case of a Non-SA Tax Resident Shareholder, JSE, provided that procedural requirements to establish an exemption are met). If any non-U.S. jurisdiction imposes taxes on dividends, U.S. Holders should consult their tax advisers regarding the creditability or deductibility of any such foreign taxes (including any applicable limitations that may apply either generally or in their particular circumstances).

Sale or Other Taxable Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ordinary shares, which will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ordinary shares for more than one year. The amount of gain or loss will equal the difference between the amount realized on the sale or disposition and the U.S. Holder’s tax basis in the ordinary shares disposed of, in each case as determined in U.S. dollars. A U.S. Holder’s gain or loss will generally be treated as U.S.-source income or loss for foreign tax credit purposes. U.S. Holders that sell ordinary shares for an amount denominated in a non-U.S. currency should consult their tax advisers regarding the exchange rate at which the amount received should be translated to U.S. dollars, and whether any U.S.-source foreign currency gain or loss may be required to be recognized as a result of the sale. Long-term capital gains recognized by non-corporate U.S. Holders are taxed at a rate that is lower than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined based on the average of the quarterly values of its gross assets) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, certain rents and royalties, and gains from the sale or exchange of investment property. Cash is generally a passive asset for these purposes. Goodwill and other intangible assets are generally characterized as active assets to the extent they are associated with business activities that produce active income.

Based on the current and expected composition of our income and assets and the value of our assets, including the estimated value of our goodwill and other intangible assets, we do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year, and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill and certain other intangible assets, which may be determined in part by reference to the market price of the ordinary shares, which has been, and could continue to be, volatile). We hold a significant amount of cash and cash equivalents and our PFIC status for any taxable year may also depend on how, and how quickly, we use them. Because the value of our goodwill and certain other intangible assets may be determined by reference to our market capitalization, we could become a PFIC for any taxable year if the price of our ordinary shares declines significantly while we hold a substantial amount of cash, cash equivalents and financial investments. In addition, the application of the PFIC rules is subject to certain uncertainties and the proper characterization of some of our income and assets is not entirely clear. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year and any entity in which we own equity interests is also a PFIC (any such entity, a “Lower-tier PFIC”), U.S. Holders will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by the Lower-tier PFIC and (ii) dispositions of shares of the Lower-tier PFIC, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

In general, if we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of its ordinary shares will be allocated ratably over its holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC with respect to such U.S. Holder will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its ordinary shares exceed 125% of the average of the annual distributions on the ordinary shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, such excess distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding taxable years during which the U.S. Holder owns the ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a timely “deemed sale” election. If we are a PFIC for any taxable year, a mark-to-market election may be available, which will result in an alternative treatment of the ordinary shares. U.S. Holders should consult their tax advisers to determine whether any of these elections will be available or advisable, and, if so, what the consequences of the resulting alternative treatments will be in their particular circumstances.

If we are a PFIC (or with respect to a particular U.S. Holder are treated as a PFIC) for a taxable year in which we pay a dividend or for the prior taxable year, the preferential tax rate described above with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If we are a PFIC for any taxable year during which a U.S. Holder owns any ordinary shares, the U.S. Holder will generally be required to file annual reports on an Internal Revenue Service Form 8621. Substantial penalties and other adverse tax consequences may apply for failure to timely file such reports. U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of ordinary shares.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S. related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” (and establishes that status if required to do so) or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares or non-U.S. financial accounts through which ordinary shares are held, on Internal Revenue Service Form 8938. Substantial penalties and other tax consequences may apply for failure to timely file such reports. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to our ordinary shares.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement among the Company, the selling shareholder and the underwriters named below, for whom UBS Securities LLC, William Blair & Company, L.L.C. and The Standard Bank of South Africa Limited are acting as representatives, the underwriters have severally agreed to purchase, and the selling shareholder has agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
UBS Securities LLC	525,000
William Blair & Company, L.L.C.	318,750
The Standard Bank of South Africa Limited	281,250
Raymond James & Associates, Inc.	195,000
Needham & Company, LLC	150,000
Roth Capital Partners, LLC	30,000
Total:	1,500,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ordinary shares subject to their acceptance of the shares from the selling shareholder and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such ordinary shares are taken. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $1.50 per share under the public offering price. After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representatives.

The selling shareholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 225,000 additional ordinary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the ordinary shares offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling shareholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 225,000 ordinary shares.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$50.00	$75,000,000	$86,250,000
Underwriting discounts and commissions to be paid by the selling shareholder	$2.50	$3,750,000	$4,312,500
Proceeds, before expenses, to the selling shareholder	$47.50	$71,250,000	$81,937,500

The estimated offering expenses payable by us are approximately $716,000. We have agreed to pay certain expenses incurred by the selling shareholder in connection with this offering, other than the underwriting discounts and commissions. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of ordinary shares offered by them.

Our ordinary shares are listed on the Nasdaq under the symbol “KARO.”

We, our executive officers and directors and the selling shareholder have agreed that, without the prior written consent of UBS Securities LLC and William Blair & Company, L.L.C. on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares;

•        file any registration statement with the Securities and Exchange Commission relating to the offering of any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary shares.

whether any such transaction described above is to be settled by delivery of our ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of UBS Securities LLC and William Blair & Company, L.L.C. on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any of our ordinary shares or any security convertible into or exercisable or exchangeable for our ordinary shares.

The restrictions described in the immediately preceding paragraph do not apply to:

•        the sale of our ordinary shares to the underwriters;

•        the issuance by the Company of ordinary shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

•        the issuance by us of up to 5% of the outstanding ordinary shares following this offering to fund an acquisition, joint venture, or other similar transaction; provided that the recipient of such ordinary shares enter into lock-up restrictions no less restrictive than to which we have agreed;

•        the tender of ordinary shares by any person other than us in connection with a bona fide third party tender offer, merger, consolidation or similar transaction that is approved by our board of directors and made to all holders in which a purchaser acquires at least 90% of the Company’s voting stock;

•        transactions by any person other than us relating to our ordinary shares or other securities acquired in open market transactions after the completion of the offering of our ordinary shares; provided that no filing under the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions), is required or voluntarily made in connection with subsequent sales of the ordinary shares or other securities acquired in such open market transactions;

•        transfers of our ordinary shares as a bona fide gift, for bona fide estate planning purposes, to an immediate family member, or to any trust for the direct or indirect benefit of the transferor or their immediate family;

•        facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares, provided that (i) such plan does not provide for the transfer of our ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our ordinary shares may be made under such plan during the restricted period; or

•        other customary exceptions.

UBS Securities LLC and William Blair & Company, L.L.C., in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The Standard Bank of South Africa Limited is not a U.S. registered broker-dealer and it will not effect any offers or sales of any ordinary shares in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.      to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.      in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no ordinary shares have been offered or will be offered pursuant to the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in the UK prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority in the UK in accordance with Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (the “FSMA”), except that offers of ordinary shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.      to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.      in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of the ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute prospectuses within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The ordinary shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ordinary shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•        do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (“Corporations Act”);

•        have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offering of ordinary shares under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those ordinary shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) of Hong Kong and any rules made under that thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Please refer to the section “Notice to Prospective Investors in Singapore” on page S-iii of this prospectus supplement for the relevant restrictions.

Notice to Prospective Investors in Canada

The ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the ordinary shares in South Africa. Accordingly, this prospectus supplement and the accompanying prospectus do not, nor are they intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and have not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The ordinary shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a) the offer, transfer, sale, renunciation or delivery is to:

(i)     persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)    the South African Public Investment Corporation;

(iii)   persons or entities regulated by the Reserve Bank of South Africa;

(iv)   authorized financial service providers under South African law;

(v)    financial institutions recognized as such under South African law;

(vi)   a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)  any combination of the person in (i) to (vi); or

Section 96 (1) (b) the total contemplated acquisition cost of the ordinary shares, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement and the accompanying prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Legal Matters

The validity of the ordinary shares and certain other matters of Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain matters of South African law will be passed upon for us by ENSafrica. Certain matters of U.S. federal and New York state law will be passed upon for us by Davis Polk & Wardwell LLP and for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP.

Experts

The consolidated financial statements of Karooooo Ltd. as of and for the year ended February 28, 2025, included in Karooooo Ltd.’s Annual Report on Form 20-F, have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Karooooo Ltd. for the two year period ended February 29, 2024, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For more detail about us and the securities that are offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.karooooo.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the document listed below:

•        our Annual Report on Form 20-F for the year ended February 28, 2025.

All subsequent Annual Reports on Form 20-F that we file with the SEC pursuant to the Exchange Act (excluding any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement and prior to the completion or termination of this offering that we specifically identify in such form as being incorporated by reference into this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.karooooo.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:

Investor Relations
Karooooo Ltd.
17 Kallang Junction #06-05/06
Singapore 339274
IR@karooooo.com

PROSPECTUS

KAROOOOO LTD.

6,000,000 Ordinary Shares

Pursuant to this prospectus, the selling shareholder identified in this prospectus may offer and resell, transfer or otherwise dispose of up to 6,000,000 ordinary shares of Karooooo Ltd. from time to time if and to the extent as it may determine as described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.

We are not selling any ordinary shares included in this prospectus and will not receive any of the proceeds from the sale of any ordinary shares by the selling shareholder pursuant to this prospectus. If any ordinary shares are sold, the selling shareholder will pay any underwriting or brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KARO.” The closing price of the ordinary shares on Nasdaq on July 10, 2024 was $30.53 per share.

We are registering the offer and sale of the 6,000,000 ordinary shares held by the selling shareholder to satisfy certain registration rights we have granted. See “Selling Shareholder — Material Relationships with the Selling Shareholder — Registration Rights Agreement.”

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 22, 2024.

i

About This Prospectus

Before buying any of the securities that the selling shareholder is offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a prospectus supplement or a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus and the information incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we nor the selling shareholder, nor any agent, underwriter or dealer has authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the selling shareholder, and any agent, underwriter or dealer, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the selling shareholder have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Karooooo,” the “Company,” the “Group,” “we,” “our,” “ours,” “us” or similar terms refer to Karooooo Ltd. and its subsidiaries.

Presentation of Financial Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein.

We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

All references in this prospectus to “U.S. dollars,” “U.S.$,” “$” and “USD” refer to the currency of the United States of America, all references to “R”, “rand” and “ZAR” refer to the currency of South Africa and all references to “S$” or “Singapore dollar” refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in rand. Our financial year ends on February 28 or February 29 of each year. References in this prospectus to a financial year, such as “financial year 2024,” relate to our financial year ended on February 28 or February 29, as applicable, of that calendar year.

Notice to Prospective Investors in Singapore

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA: The ordinary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities.

Overview

We are a global provider of leading real-time mobility data analytics solutions for smart transportation.

We offer a full-stack smart mobility SaaS platform for connected vehicles and other assets and provide customers with differentiated insights and analytics to optimize their business operations and workforce, increase efficiency and decrease costs, improve safety, monitor environmental impact, assist with regulatory compliance and manage risk.

Our business is vertically integrated, which affords us complete autonomy with regards to the development of the capabilities and features that differentiate our applications as well as the speed of our innovation. Since we own and control almost every aspect of our most advanced smart device design, platform innovation and software application development, client acquisition and onboarding, customer service and the management of our back-end support, we are able to move quickly without any significant third-party dependencies and inefficiencies.

Our proprietary SaaS platform acts as a central nervous system for connected vehicles and other mobile assets, such as construction equipment, generators, refrigeration units, trailers and boats. Our platform collects, processes, and analyzes data via two-way communication with our proprietary hardware technology or third-party devices in each vehicle or other asset, providing our users with visibility into their fleets from a single, user friendly interface with reporting and tracking capabilities that deliver actionable insights in real-time. Our intuitive web-based applications provide a comprehensive set of software features for managing fleets and related workforces without the need for customers to incur upfront information technology costs and include advanced functionality such as real-time high speed video streaming.

We provide customers with the flexibility to deploy our solutions across a range of vehicles, including electric vehicles, and other assets and to use our platform alone or in conjunction with the systems of original equipment manufacturers (“OEMs”) and other third parties. We are committed to the continued enhancement of our customer experience and retention by driving innovation in the platform, adding functionality, new software features and integration with OEM solutions. The benefits of our platform to our customers include increased productivity, efficiency, sustainability, and regulatory compliance. We empower our customers, which range from consumers to large enterprise fleets, with actionable intelligence to enhance profitability, better serve their customers, and strengthen safety and security.

Company and Corporate Information

Karooooo Ltd. was incorporated in Singapore on May 19, 2018 as Karooooo Pte. Ltd., a private limited company (Company Registration No. 201817157Z) under the Companies Act 1967 of Singapore (the “Singapore Companies Act”). On February 22, 2021, we converted Karooooo Pte. Ltd. from a Singapore private limited company to Karooooo Ltd., a Singapore public limited company. Our principal executive office is our premises at 1 Harbourfront Avenue, Keppel Bay Tower #14-07, Singapore 098632. Our telephone number at this location is +65 6255 4151. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our principal website is www.karooooo.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our ordinary shares.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) February 28, 2027; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior August 31. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Offering

Ordinary shares that may be offered and sold from time to time by the selling shareholder	Up to 6,000,000 ordinary shares.
Offering prices	The ordinary shares offered by this prospectus may be offered and sold at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.
Use of proceeds	We will not receive any proceeds from the sale of ordinary shares by the selling shareholder from time to time pursuant to this prospectus.
Risk factors

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KARO.”

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Item 3.D. Key Information — Risk Factors” in our then-most recent Annual Report on Form 20-F (our “Annual Report”), and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements are based on our beliefs and assumptions and on information currently available to us, and include, without limitation, statements regarding our business, financial condition, strategy, results of operations, certain of our plans, objectives, assumptions, expectations, prospects and beliefs and statements regarding other future events or prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “estimate,” “predict,” “potential,” “assume,” “continue,” “may,” “will,” “should,” “could,” “shall,” “risk” or the negative of these terms or similar expressions that are predictions of or indicate future events and future trends.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or the documents incorporated herein by reference. In addition, even if our results of operations, financial condition and liquidity, the development of the industry in which we operate and the effect of acquisitions on us are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

Factors that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus and the documents incorporated herein by reference include, but are not limited to, the risks described under the heading titled “Risk Factors” in our Annual Report, subsequent quarterly reports on Form 6-K and other filings with the SEC. For example, factors that could cause actual results to vary from projected results include, but are not limited to:

•        our ability to acquire new customers and retain existing customers;

•        our ability to acquire new subscribers and retain existing subscribers;

•        our expectations regarding the effects of a pandemic or widespread outbreak of an illness, the Russia-Ukraine conflict, geopolitical tensions, and similar macroeconomic events, including financial distress caused by recent or potential bank failures, global supply chain challenges, foreign currency fluctuations, elevated inflation and interest rates and monetary policy changes, upon our and our customers’ and partners’ respective businesses;

•        our anticipated growth strategies, including our ability to increase sales to existing customers, the introduction of new solutions and international expansion;

•        our ability to adapt to rapid technological change in our industry;

•        our dependence on cellular networks;

•        competition from industry consolidation;

•        market adoption of software-as-a-service (“SaaS”) fleet management platform;

•        automotive market conditions and the evolving nature of the automotive industry towards autonomous vehicles;

•        expected changes in our profitability and certain cost or expense items as a percentage of our revenue;

•        our dependence on certain key component suppliers and vendors;

•        our ability to maintain or enhance our brand recognition;

•        our ability to maintain our key personnel or attract, train and retain other highly qualified personnel;

•        the impact and evolving nature of laws and regulations relating to the internet, including cybersecurity and data privacy;

•        our ability to protect our intellectual property and proprietary technologies and address any infringement claims;

•        significant disruption in service on, or security breaches of, our websites or computer systems;

•        dependence on third-party technology and licenses;

•        fluctuations in the value of the South African rand and inflation rates in the countries in which we conduct business;

•        our ability to access the capital markets in the future; and

•        other risk factors discussed under the heading “Risk Factors” in our filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Use of Proceeds

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder from time to time pursuant to this prospectus. If any ordinary shares are sold, the selling shareholder will pay any underwriting or brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

Dividends and Dividend Policy

Dividends are declared at the discretion of our board of directors and we cannot assure you that we will pay any dividends to holders of our ordinary shares, or as to the amount of any such dividends if our board of directors determines to do so.

The board recognizes the importance to the Group of investment in achieving growth at scale and endeavors to avoid swings in dividend profile. The payment and timing of dividends in cash or other distributions (such as a return of capital to shareholders through share buy-backs, for example) are determined by the board after considering factors that include: earnings and free cash flow; current and anticipated capital requirements; economic conditions; contractual, legal, tax and regulatory restrictions (including covenants contained in any financing agreements), the ability of Group subsidiaries to distribute funds to Karooooo and such other factors the board may deem relevant. Karooooo aims to reinvest retained earnings to the extent that it aligns with the Group’s required return on incrementally reinvested capital, return on equity, and short- to medium-term growth strategy. See “Item 3.D. Key Information — Risk Factors — Although Karooooo has paid dividends in the past, our ability to pay dividends in the future depends on many factors and we cannot guarantee you that we will continue to pay dividends in the future” in our Annual Report.

The board may, by ordinary resolution, declare dividends at a general meeting of its shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by the board of directors. Subject to Karooooo’s constitution and in accordance with the Singapore Companies Act, the board of directors may, without the approval of shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of shareholders.

Although Karooooo’s reporting currency is ZAR, its statutory filings in Singapore are reported in USD, as a result of which dividends, if declared, are declared in USD.

Description of Share Capital

The following description summarizes certain material terms of our constitution in effect as at the date of this prospectus and certain relevant provisions of Singapore law. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Singapore law and our constitution, a copy of which is incorporated by reference as Exhibit 1.1 to the Annual Report on Form 20-F for the year ended February 29, 2024, which is incorporated by reference herein. We encourage you to read our constitution and the applicable provisions of Singapore law for additional information.

General

Our issued and outstanding share capital consists of ordinary shares. We have 30,893,300 ordinary shares issued and outstanding as of the date of this prospectus.

We currently only have one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as our shareholders. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Ordinary Shares

Our ordinary shares have no par value as there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our ordinary shares who has fully paid up all amounts due with respect to such ordinary shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such ordinary shares. We believe this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporation laws. All of our ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares. Except as described in “— Singapore Code on Take-Overs and Mergers”, there are no limitations in our constitution or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Voting Rights

Each ordinary share is entitled to one vote per share. Voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy or by attorney or other duty authorized representative and representing not less than 5% of the total voting rights of all shareholders having the right to vote at the meeting. On a poll, each holder of ordinary shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each ordinary share which he holds or represents. Proxies need not be shareholders.

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders in person or by proxy or by attorney or other duly authorized representative. Therefore, since some of our ordinary shares are held through The Depository Trust Company (“DTC”) or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our ordinary shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding these ordinary shares on how to vote such ordinary shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the votes of the DTC participants (which results will reflect the instructions received from persons that own our ordinary shares electronically in book-entry form through DTC). In the case of a tie vote, the chairman of the meeting shall be entitled to a casting vote.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by our board of directors. Subject to our constitution and in accordance with the Singapore Companies Act, our board of directors may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of our shareholders.

Capitalization and Other Rights

Our board of directors may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our shareholders in proportion to their shareholdings in accordance with our constitution.

Variation of Rights

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force affecting us, under our constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-quarters of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting, the necessary quorum shall be two persons (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person) at least holding or representing by proxy or by attorney or other duly authorized representative at least one-third of issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney or other duly authorized representative may demand a poll, and on a poll, shall have one vote for every share of the class held by him, provided always that where the necessary majority for such a special resolution is not obtained at such general meeting, consent in writing if obtained from the holders of three-quarters of the issued shares of the class concerned within two months of such general meeting shall be as valid and effectual as a special resolution carried at such general meeting.

Issuance of New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

•        the conclusion of the next annual general meeting; or

•        the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each fiscal year);

however, any approval may be revoked or varied by the company in a general meeting.

Our shareholders have provided such general authority to issue new ordinary shares until the conclusion of our annual general meeting or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier.

Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot, issue or grant options over or otherwise dispose of new ordinary shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our ordinary shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Preference Shares

Our constitution provides that, subject to the Singapore Companies Act and our constitution, we may issue shares of a different class with preferential, deferred, qualified or special rights, privileges, conditions or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, or which do not confer voting rights, as our board of directors may think fit. The Singapore Companies Act allows public companies such as us to issue shares with different voting rights (including special, limited or conditional voting rights, or no voting rights), subject to, among others, our shareholders having adopted a special resolution approving such issuance.

We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preference shares that are, or at our option are to be, subject to redemption provided that such preference shares may not be redeemed out of the capital of the Company unless:

•        all the directors have made a solvency statement in relation to such redemption; and

•        we have lodged a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore. Further, the preference shares must be fully paid-up before they are redeemed.

The issuance of preference shares could have the effect of decreasing the trading price of our ordinary shares, restricting dividends on our ordinary shares, diluting the voting power of our ordinary shares, impairing the liquidation rights of our ordinary shares, or delaying or preventing a change in control of the Company.

Register of Members

Only persons who are registered in our register of members are recognized under Singapore law as our shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any ordinary share, or any interest in any fractional part of an ordinary share, or other rights for any ordinary share other than the absolute right thereto of the registered holder of that ordinary share. We may close our register of members for any time or times, provided that our register of members may not be closed for more than 30 days in the aggregate in any calendar year. We typically will close our register of members to determine shareholders’ entitlement to receive dividends and other distributions.

Our ordinary shares are listed and traded on Nasdaq under the symbol “KARO.” Our ordinary shares are held through The Depository Trust Company (“DTC”). Accordingly, DTC or its nominee, Cede & Co., is the shareholder on record registered in our register of members.

A holder of our ordinary shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such shares for certificated ordinary shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated ordinary shares are determined by DTC (including the broker, bank, nominee or other institution that holds the shares within DTC) and Computershare Trust Company, N.A. (“Computershare”), which will act as our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated ordinary shares.

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Code on Take-Overs and Mergers

The Singapore Code on Take-Overs and Mergers, or “Singapore Take-over Code,” regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore.

While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5.0 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to the Securities Industry Council (“SIC”) to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person acquiring an interest, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights in the Company or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or any party acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of SIC, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

•        a company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•        a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•        a company with any of its pension funds and employee share schemes;

•        a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

•        a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

•        directors of a company (together with their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•        partners; and

•        an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, such person’s related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory take-over offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror for voting rights in the offeree company during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Election and Reelection of Directors

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the resolution to remove him shall not take effect until his successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Under our constitution, our directors shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III.

The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first annual general meeting following the adoption of our constitution, the term of office of the initial Class II directors shall expire at the second annual general meeting following the adoption of this constitution and the term of office of the initial Class III directors shall expire at the third annual general meeting following the adoption of our constitution. At each annual general meeting, commencing with the first annual general meeting following the adoption of our constitution, each of the successors elected to replace the directors of a class whose term shall have expired at such annual general meeting shall be elected to hold office until the third annual general meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. A retiring director shall be eligible for re-election.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director but any person so appointed by the directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

General Meetings of Shareholders

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of not less than three-fourths of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our constitution, a change of our corporate name and a reduction in the share capital.

We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

•        the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

•        a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have a wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

•        direct or prohibit any act or cancel or modify any transaction or resolution;

•        regulate the conduct of the affairs of the company in the future;

•        authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

•        provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

•        provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration to which a company is a party or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting our company, every director, secretary or other officer of the Company shall be entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto.

In addition, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of us or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

We have entered into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Singapore law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified (on terms that the full amount of such advances is to be repaid if the individual is convicted in the relevant proceeding (with such conviction being final), final judgment is given against the individual in the relevant proceeding or, as the case may be, the court refuses to grant the individual relief on the application (with such refusal of relief being final)), save that the Company shall not provide any indemnity (to any extent) to a director or an officer against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company save for the circumstances as permitted pursuant to Section 172A and Section 172B of the Singapore Companies Act. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

Transfer Agent and Registrar

The transfer agent and branch registrar for our ordinary shares, which maintains our branch register located in the United States, is Computershare. Its address is 150 Royall Street, Canton, Massachusetts 02021. In South Africa, Computershare Investor Services Proprietary Limited maintains an administrative depositary share register to facilitate trading on the JSE.

Comparison of Shareholder Rights

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	Singapore
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

The constitution of companies will typically state the minimum number of directors as well as provide that directors may be appointed or removed by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such appointment or removal is within the minimum (and maximum, if any) number of directors provided in the constitution. Our constitution provides that subject to the Singapore Companies Act, there shall be at least one director who is ordinarily resident in Singapore.

Delaware	Singapore
Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Delaware	Singapore
Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).

According to the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director but any person so appointed by the directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

Delaware	Singapore
Amendment of Governing Documents
Amendment of Certification of Incorporation and Bylaws	Alteration to Constitution

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment.

If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Our constitution may be altered by special resolution (i.e., a resolution requiring the affirmative vote of not less than three-fourths majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution for which not less than 21 days written notice is given). Our board of directors has no power to amend our constitution.

Meetings of Shareholders
Annual and Special Meetings	Annual General Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors.

Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year.
Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholders holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, our constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Delaware	Singapore
Quorum Requirements	Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Our constitution provides that the quorum at any general meeting shall be two or more members present in person or by proxy or by attorney or other duly authorized representative save in certain circumstances.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•   acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•   in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Delaware	Singapore

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Shareholder Approval of Issuance of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long as the number of shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required for (i) any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.

Section 161 of the Singapore Companies Act provides that notwithstanding anything in the company’s constitution, the directors shall not exercise any power to issue shares without prior approval of the shareholders in a general meeting. Such authorization may be obtained by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of the voting rights of those shareholders present and voting in person or by proxy). Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in a general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in a general meeting.

In addition, a corporation may issue one or more classes of stock or one or more series of stock within any class as shall be stated and expressed in the certificate of incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation.

Delaware	Singapore

Any stock of any class or of any series thereof may be made convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “— Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•   notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•   subject to the constitution of each amalgamating company, an amalgamation proposal in accordance with the full amalgamation procedures under the Singapore Companies Act that do not require a court order must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•   notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

Shareholder action by written consent is not permitted for a listed public company.

Delaware	Singapore
Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Derivative Actions

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company.

Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent a class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Delaware	Singapore

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Acquisition of a Company’s Own Shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires its own shares is void. However, provided that it is expressly permitted to do so by its constitution, as the case may be, and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

•   redeem redeemable preference shares. Preference shares may be redeemed out of capital if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore;

•   whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•   make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting;

•   whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution; and

•   where it is listed on a securities exchange, make an acquisition of its own shares on the securities exchange, in accordance with terms and limits authorized in advance at a general meeting.

A company may also purchase its own shares by an order of a Singapore court.

Delaware	Singapore

The total number of ordinary shares that may be acquired by a company during a relevant period may not exceed 20% (or such other prescribed percentage) of the total number of ordinary shares as of the date of the resolution passed to authorize the acquisition of the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court has made an order confirming the reduction of share capital of the company, the total number of ordinary shares shall be taken to be the total number of ordinary shares as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s distributable profits or capital, provided that the company is solvent.

Our constitution provides that subject to the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our issued shares on such terms and in such manner as we may think fit. These shares may be held as treasury shares or cancelled as provided in the Singapore Companies Act or dealt with in such manner as may be permitted by the Singapore Companies Act. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Financial Assistance for the Acquisition of Shares

A public company or a company whose holding company or ultimate holding company is a public company shall not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

•   the acquisition or proposed acquisition of shares in the company or units of such shares; or

•   the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

Delaware	Singapore
Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the Singapore Companies Act, directors and chief executive officers are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or chief executive officer’s knowledge, declare the nature of such director’s or chief executive officer’s interest at a board of directors’ meeting or send a written notice to the company containing details on the nature, character and extent of his or her interest in the transaction or proposed transaction with the company.

There is, however, no requirement for disclosure where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where the director or chief executive officer has only guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation (i.e. the holding company, subsidiary or subsidiary of a common holding company), a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where he is a director or chief executive officer (as the case may be) of that corporation, unless the constitution provides otherwise.

In addition, a director or chief executive officer who holds any office or possesses any property which directly or indirectly might create duties or interests in conflict with such director’s or chief executive officer’s duties or interests as director or chief executive officer (as the case may be) is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company setting out the fact and the nature, character and extent of the conflict.

Delaware	Singapore

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or chief executive officer’s (as the case may be) family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

Subject to specified exceptions, the Singapore Companies Act prohibits a company from making a loan or quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan.

Companies are also prohibited from making loans or quasi-loans to its directors’ spouse or children (whether adopted or natural or step-children), or giving a guarantee or security in connection with such a loan or quasi-loan.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

There are no equivalent provisions in Singapore under the Singapore Companies Act.
Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.

There is no equivalent provision under the Singapore Companies Act in respect of companies incorporated in Singapore.
Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

The constitution of a Singapore company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting.

Delaware	Singapore

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Singapore Take-over Code, if, in the course of an offer, or even before the date of the announcement of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

Taxation

Material income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Selling Shareholder

We are registering the ordinary shares previously issued to the selling shareholder identified below in order to permit the selling shareholder to offer the shares for resale from time to time. The shares being offered by the selling shareholder are 6,000,000 ordinary shares.

The table below lists the selling shareholder and other information regarding the beneficial ownership of ordinary shares by the selling shareholder. The second column lists the number of ordinary shares owned by the selling shareholder, based on its ownership of ordinary shares. The third column lists the number of ordinary shares offered by this prospectus by the selling shareholder. The fourth column lists the number of ordinary shares beneficially owned by the selling shareholder after the offering contemplated by this prospectus, assuming the sale of all ordinary shares being offered by this prospectus by the selling shareholder.

The selling shareholder may sell some, all or none of its ordinary shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding its resale of any of the ordinary shares. See “Plan of Distribution.”

Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Any Sale	Number of Ordinary Shares Offered by This Prospectus	Number of Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered by This Prospectus
Isaias (Zak) Jose Calisto(1)	20,028,811	6,000,000	14,028,811

____________

(1)      Mr. Calisto beneficially owns 20,028,811 shares, or 64.83% of the 30,893,300 ordinary shares issued and outstanding as of the date of this prospectus. In addition, Juan Marais, the Chief Sales Officer of the Company, is the beneficial owner of 3,140,000 shares, or 10.16% of the issued and outstanding shares of the Company, through One Spire (Pty) Ltd. Mr. Calisto and One Spire (Pty) Ltd. have agreed that if Mr. Calisto’s beneficial ownership falls to below 51% of the issued and outstanding shares of the Company, then One Spire (Pty) Ltd. will cast all votes in respect of the ordinary shares that One Spire (Pty) Ltd. beneficially owns as directed by Mr. Calisto. As a result, in accordance with the rules of the SEC, One Spire (Pty) Ltd.’s 3,140,000 shares may be deemed to be beneficially owned by Mr. Calisto. Therefore, Mr. Calisto may be deemed to beneficially own 23,168,811 shares or 75.00% of the issued and outstanding shares of the Company. Mr. Calisto disclaims beneficial ownership of One Spire (Pty) Ltd.’s 3,140,000 ordinary shares.

The table above is prepared based on information supplied to us by the selling shareholder as of the date of this prospectus. The selling shareholder may have sold, transferred or otherwise disposed of all or a portion of its ordinary shares since the date on which the selling shareholder provided information for this table. We have not made independent inquiries about such transfers or dispositions. Information about the selling shareholder may change from time to time. Any changed information with respect to which we are given notice will be included in a supplement to this prospectus, if required.

Material Relationships with the Selling Shareholder

The selling shareholder is the founder, Chief Executive Officer and the ultimate controlling shareholder of Karooooo, and has been a member of our board of directors since May 2018. The description of our relationships, and certain agreements and transactions, with the selling shareholder and its affiliates set forth in “Item 7. Major Shareholders and Related Party Transactions” of our Annual Report is incorporated herein by reference.

We depend on the continued service and performance of the selling shareholder. See “Item 3.D. Key Information — Risk Factors — The loss of one or more of our key management team members or personnel, or our failure to attract, train and retain other highly qualified personnel, could harm our business” in our Annual Report, which is incorporated herein by reference.

Registration Rights Agreement

In connection with our initial public offering in April 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated April 6, 2021, with the selling shareholder, pursuant to which we granted demand and piggyback registration rights to the selling shareholder and its designees. As a result, the selling shareholder may require us to use reasonable best efforts to effect the registration under the Securities Act of our ordinary shares that the selling shareholder or its affiliates own, in each case at our own expense. The Registration Rights Agreement also provides that we will indemnify the selling shareholder in connection with the registration of our ordinary shares. The foregoing description of the Registration Rights Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.5 to our Annual Report, which is incorporated by reference herein. See also “Item 7.B. Major Shareholders and Related Party Transactions — Related Party Transactions — Registration Rights Agreement” in our Annual Report.

The registration statement of which this prospectus forms a part has been filed to provide for registration of 6,000,000 ordinary shares held by the selling shareholder to satisfy the selling shareholder’s exercise of its demand registration rights pursuant to Sections 2.01(a) and 2.01(f) of the Registration Rights Agreement.

Plan of Distribution

The selling shareholder and its pledgees, donees, assignees, transferees, and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in any securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions, or using a combination of these methods. These sales or dispositions may be at fixed prices, at prevailing market prices or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling, transferring or otherwise disposing of its securities or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        through brokers, dealers or underwriters that may act solely as agents;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales made after the effectiveness of the registration statement of which this prospectus forms a part;

•        in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

•        one or more underwritten offerings on a firm commitment or best efforts basis;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling shareholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The selling shareholder may be deemed to be an “underwriter.”

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of the ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short after the effectiveness of the registration statement of which this prospectus forms a part and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder may pledge or grant a security interest in some or all of the ordinary shares owned by it and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed, pursuant to the Registration Rights Agreement under which the selling shareholder is making a “demand registration” in respect of the securities covered by this prospectus, to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date when all securities covered by this prospectus have been sold and (ii) 40 days from the effective date of the registration statement of which this prospectus is a part. See “Selling Shareholder — Material Relationships with the Selling Shareholder — Registration Rights Agreement.”

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to and during the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Expenses of the Offering

We expect that our expenses in connection with this offering will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$28,445.48
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

____________

(1)      These fees are calculated based on the securities offered and the number of offerings and accordingly cannot be estimated at this time.

We will pay fees and expenses incurred by us incident to the registration of the securities and offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. If any shares are sold, the selling shareholder will pay any underwriting or brokerage commissions and/or similar charges incurred for the sale of such shares.

Legal Matters

The validity of the ordinary shares and certain other matters of Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Karooooo Ltd. at February 29, 2024, and for each of the two years in the period ended February 29, 2024, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Karooooo Ltd. for the year ended February 28, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Service of Process and Enforcement of Civil Liabilities

We are incorporated under the laws of the Republic of Singapore, and certain of our officers and directors are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through Cogency Global Inc., our agent designated for that purpose, located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is uncertainty as to whether judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established by the Singapore courts applying Singapore conflicts of law rules that each of the United States courts and the Singapore courts has the requisite jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our ordinary shares may be required to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our ordinary shares may become our registered shareholder by exchanging its interest in our ordinary shares for certificated ordinary shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.karooooo.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the document listed below:

•        our Annual Report on Form 20-F for the year ended February 29, 2024.

All subsequent Annual Reports on Form 20-F that we file with the SEC pursuant to the Exchange Act (excluding any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion or termination of this offering, in each case, that we specifically identify in such form as being incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.karooooo.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
Karooooo Ltd.
17 Kallang Junction #06-05/06
Singapore 339274
IR@karooooo.com

KAROOOOO LTD.

Ordinary Shares

___________________________________________

PROSPECTUS SUPPLEMENT

___________________________________________

UBS Investment Bank	William Blair	Standard Bank
Raymond James	Needham & Company	Roth Capital Partners

June 11, 2025